SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event        June 19, 2001 (June 18, 2001)
reported)                                     ---------------------------------



                               ELECSYS CORPORATION
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             (Exact name of registrant as specified in its charter)


              KANSAS                     0-22760              48-1099142
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   (State or other jurisdiction        (Commission           (IRS Employer
        of incorporation)               File Number)        Identification No.)


11300 West 89th Street, Overland Park, Kansas                    66214
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       (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including               (913)-495-2614
area code                                   ------------------------------------



                                 Not applicable
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         (Former name or former address, if changed since last report)

Item 5.       Other Events

     On June 18, 2001, Elecsys Corporation, a Kansas corporation ("Elecsys"), and Airport Systems International, Inc., a Kansas corporation ("ASII"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with ASI Newco, Inc., a Delaware corporation and a wholly-owned subsidiary of Alenia Marconi Systems Limited ("Buyer"), to sell substantially all of the assets of ASII, subject to the terms and conditions set forth in the Asset Purchase Agreement (the "Transaction"). The purchase price is approximately $7.7 million in cash and the assumption by Buyer of (i) approximately $1.1 million in mortgage loan debt, and (ii) certain other liabilities of ASII incurred in the ordinary course of business.

      The Asset Purchase Agreement among ASII, Elecsys and Buyer and the press release issued by Elecsys in connection with the Transaction are filed as exhibits to this report and are incorporated herein by reference. The description of the Transaction set forth herein does not purport to be complete and is qualified by the provisions of the agreement noted above and attached hereto.


Item 7.        Financial Statements and Exhibits.

      (c)   EXHIBIT.  The following exhibits are filed herewith:

      10.1 Asset Purchase Agreement, dated June 18, 2001, by and among Airport Systems International, Inc., Elecsys Corporation and ASI Newco, Inc.


      99.1        Press Release dated June 18, 2001.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date:  June 19, 2001
                                          ELECSYS CORPORATION


                                          By:  /s/ Thomas C. Cargin
                                              --------------------------------
                                             Thomas C. Cargin, Vice President
                                             of Finance and Administration,
                                             Secretary and Principal
                                             Accounting Officer